Exhibit 10.7

October 9, 2020

Applied DNA Sciences, Inc. (the “Company”)

Attn: Chief Financial Officer

50 Health Sciences Drive

Stony Brook, New York 11790

Ladies and Gentlemen:

Reference is made to (i) that certain Securities Purchase Agreement, dated July 16, 2019, between the Company and Dillon Hill Capital, LLC (the “Holder”) (as amended, restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Purchase Agreement”), and (ii) that certain Secured Convertible Note, dated as of July 16, 2019, by the Company in favor of the Holder (as amended, restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Note”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

The Company has informed the Holder that it intends to pay to the Holder all principal and interest due under the Note (collectively, the “Requested Action”), and has requested that the Holder consent to such Requested Action.

Notwithstanding any provision of the Purchase Agreement and the Note to the contrary, including, without limitation, the limitation on prepayment of the Note set forth in Section 1 of the Note, Holder consents to the Requested Action.

Except as expressly set forth in this letter agreement, the foregoing consent shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Purchase Agreement, the Note or any other instrument or agreement referred to therein, or (b) a waiver, release or limitation upon the exercise by the Holder of its rights, legal or equitable, under the Purchase Agreement, the Note or any other instrument or agreement referred to therein. This letter agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable laws of the United States of America. Delivery of an executed signature page to this letter agreement by electronic, email or facsimile delivery shall be effective as delivery of an original executed manual signature page of this letter agreement.

[Signature Pages Follow]

Very truly yours,

HOLDER:

DILLON HILL CAPITAL, LLC

By:	/s/ Bruce Grossman

Name: Bruce Grossman
Title: Chief Executive Officer